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                                                                     EXHIBIT 5.3

                 [MECHANIK NUCCIO SMITH & WILLIAMS LETTERHEAD]

                                 August 31, 1998

Alston & Bird LLP
One Atlantic Center
1201 W. Peachtree Street
Atlanta, GA 30309-3424

         Re: Registration Statement on Form S-4, File No. 333-61967 (as amended, the "Registration Statement") of Tropical Sportswear Int'l Corporation, a Florida corporation ("Tropical"); Savane International Corp., a Texas corporation ("Savane"); Apparel Network Corporation, a Florida corporation ("Apparel"); and Tropical Sportswear Company, Inc., a Delaware corporation ("TSC") Relating to $100,000,000.00 Senior Subordinated Notes due 2008

Gentlemen:

         We have served as special counsel to Tropical and Apparel in connection with rendering of this opinion concerning the legal status of Tropical and Apparel which will be relied upon by you in rendering your opinion included in
Exhibit 5.1 of the Registration Statement.

         The recipient of this opinion is not entitled to assume that an express opinion stated herein addresses any other matter by implication unless it is unmistakably clear that inclusion of an implied opinion within an express opinion is both essential to the legal conclusion set forth in the legal opinion and reasonable under the circumstances.

         We do not express any opinion concerning any law other than the law of Florida and the federal law of the United States.

         This opinion pertains solely to Tropical and Apparel. In rendering the following opinions, we have relied, with your approval, as to factual matters that affect our opinions, solely on our examination of the following documents and have made no independent verification of the facts asserted to be true and correct in those documents, including the factual representations and warranties contained therein.

         1. The Certificate of Incorporation and By-Laws of Tropical and Apparel and all amendments to such Articles and By-Laws.

         2. Minutes pertaining to the corporate proceedings of Tropical and Apparel.



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Opinion Letter
August 31, 1998
Page 2

         3. Certification of an officer of Tropical and of Apparel with respect to the accuracy and completeness of the books and records of Tropical and Apparel, which we have reviewed.

         In such examination, we have assumed: (a) the genuineness of all signatures; (b) the authenticity of all documents submitted to us as originals;
(c) the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies; and (d) the authenticity of the originals of such copies.

         Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we advise you that in our opinion:

         1. Tropical and Apparel have been duly incorporated and are validly existing corporations under the Florida Business Corporation Act ("FBCA"), and the status of each is active.

         This opinion is rendered solely for your benefit and solely in connection with the referenced transaction. This opinion may be relied upon only in connection with this transaction and no other person shall be entitled to rely on any matters set forth herein without the express written consent of the undersigned. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference of this firm under "Legal Matters" in the Prospectus included in the Registration Statement. The date of this opinion is the date on which the legal conclusions are expressed. We have not investigated whether proposed legislation or regulations will affect the opinion given and we will not be held to have constructive knowledge of proposed legislation or regulations or their effects. We have no actual knowledge of any such proposed legislation or regulatory change. We disavow any obligation to update this opinion or advise you of any changes in our opinion in the event that additional or newly discovered information is brought to our attention. This opinion is limited to the matters set forth herein as of the date hereof and no opinion may be inferred or implied beyond that expressly stated in this letter.

                                          Very truly yours,

                                          MECHANIK NUCCIO SMITH & WILLIAMS, P.A.



                                          By: /s/ David L. Smith
                                              ------------------
                                              David L. Smith